EXHIBIT 5

OPINION OF COUNSEL

April 8, 2003

RemedyTemp, Inc.

101 Enterprise

Aliso Viejo, California 92656

Re:	Registration Statement on Form S-8 for Amended and Restated 1998 RemedyTemp, Inc. Deferred Compensation And Stock Ownership Plan For Outside Directors

Ladies and Gentlemen:

I have acted as your counsel in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on the date hereof, to register under the Securities Act of 1933, as amended (the “Act”), an additional 50,000 shares of RemedyTemp, Inc. (the “Company”) Class A Common Stock, par value $0.01 per share (the “Common Stock”), available to be issued pursuant to awards granted under the Company’s Amended and Restated 1998 Deferred Compensation and Stock Ownership Plan for Outside Directors (the “Plan”).

For purposes of rendering this opinion, I have made such legal and factual examinations as I have deemed necessary under the circumstances and, as part of such examination, I have examined originals and copies, certified or otherwise, identified to my satisfaction, of the Plan, the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, and the records of corporate proceedings and other actions taken by the Company in connection with the Plan and the Common Stock issuable thereunder, and such other documents, corporate records and other instruments as I have deemed necessary or appropriate. Based upon the foregoing and in reliance thereon, and subject to (i) compliance with applicable state securities laws and (ii) the effectiveness of the Registration Statement pursuant to the Act, it is my opinion that the Common Stock, when issued and paid for in accordance with the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of California and federal laws of the United States, as such laws currently exist. I assume no obligation to revise or supplement this opinion should such laws, or interpretations thereof, be changed.

Very truly yours,

/s/    Cosmas N. Lykos

Cosmas N. Lykos, Esq.